

<ARTICLE> 9
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                           6,852
<INT-BEARING-DEPOSITS>                           8,697
<FED-FUNDS-SOLD>                                13,702
<TRADING-ASSETS>                                 5,089
<INVESTMENTS-HELD-FOR-SALE>                      5,544<F1>
<INVESTMENTS-CARRYING>                           8,065<F1>
<INVESTMENTS-MARKET>                             7,834<F1>
<LOANS>                                         55,176
<ALLOWANCE>                                    (1,158)
<TOTAL-ASSETS>                                 112,763
<DEPOSITS>                                      64,895
<SHORT-TERM>                                    25,341
<LIABILITIES-OTHER>                              6,755
<LONG-TERM>                                      7,246
<COMMON>                                           329
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        611
<OTHER-SE>                                       6,869<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                 112,763
<INTEREST-LOAN>                                  4,000
<INTEREST-INVEST>                                  833
<INTEREST-OTHER>                                 1,019
<INTEREST-TOTAL>                                 6,136
<INTEREST-DEPOSIT>                               1,653
<INTEREST-EXPENSE>                               3,180
<INTEREST-INCOME-NET>                            2,956
<LOAN-LOSSES>                                      276
<SECURITIES-GAINS>                                 (1)<F3>
<EXPENSE-OTHER>                                  3,220<F4>
<INCOME-PRETAX>                                  1,853
<INCOME-PRE-EXTRAORDINARY>                           0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,221
<EPS-PRIMARY>                                     3.62
<EPS-DILUTED>                                     3.58
<YIELD-ACTUAL>                                    3.29
<LOANS-NON>                                        267
<LOANS-PAST>                                       150
<LOANS-TROUBLED>                                    27
<LOANS-PROBLEM>                                     30
<ALLOWANCE-OPEN>                                 1,106
<CHARGE-OFFS>                                      364
<RECOVERIES>                                       172
<ALLOWANCE-CLOSE>                                1,158
<ALLOWANCE-DOMESTIC>                             1,099
<ALLOWANCE-FOREIGN>                                 59
<ALLOWANCE-UNALLOCATED>                              0

<F1> In addition to the investment securities disclosed in this Financial Data
     Schedule, the Corporation has investment securities in its venture capital business. These securities had a carrying value of $1,406 million as of December 31, 1994.

<F2> Treasury stock of $310 million is included as a reduction of other stockholders' equity.

<F3> Investment securities gains/losses do not include the Corporation's equity securities gains which totaled $229 million.

<F4> Other expenses include:  Salaries and Employee benefit expense of
     $1,602 million, Occupancy expense of $244 million, Equipment rentals, depreciation and maintenance expense of $245 million, and other expenses which totaled $1,129 million.


